Exhibit 99.1

[Willow Financial Bancorp Logo]                            170 S. Warner Road
                                                              Wayne, Pa 19087
                         ____________________________________________________
                                                Telephone No.: (610) 995-1785
                                                      Fax No.: (610) 975-4365


Press Release

              FOR IMMEDIATE RELEASE

                                              Contact:  Donna M. Coughey, CEO
                                              Joseph T. Crowley, CFO
                                              Telephone:  610-995-1700


                    WILLOW FINANCIAL BANCORP, INC. ANNOUNCES
                       RETIREMENT OF TOM SUKAY FROM BOARD



     Wayne, Pennsylvania - (December 8, 2006) Willow Financial Bancorp, Inc. (the "Company") (Nasdaq/Global Select Market: WFBC), the holding company for Willow Financial Bank (the "Bank"), announced that Thomas J. Sukay has decided to leave his positions as a director of the Company and the Bank due to demands on Mr. Sukay to support his growing business.

     Mr. Sukay stated, "I appreciate the opportunity to serve as a director of the Company and the Bank. I think we were able to transform the Bank to a true community banking franchise and I value highly many of the relationships I have forged here."

     Chair of the Board, Rosemary C. Loring, stated, "We are grateful for Tom's hard work and service to the Board. He brought real-world insights and analysis to many issues we faced. He was particularly instrumental in the process leading to our acquisition of Chester Valley Bancorp. At the time of our merger with Chester Valley, we had a total of 17 directors. We have concluded that a smaller Board will be better and, with Tom's decision to retire, we have reduced the Board's size to 15."

     Donna M. Coughey, President and Chief Executive Officer, echoed Ms. Loring's comments and stated, "We appreciate the many contributions Tom has made. He served diligently and we wish him continued success in his future endeavors. We also appreciate his need to devote more time to his business and his willingness to assist us in our continuing efforts to reduce the overall size of the Board, which permits us to operate more efficiently."

About Willow Financial Bancorp:

Willow Financial Bancorp, Inc. is the holding company for Willow Financial Bank, a federally chartered savings bank. Willow Financial Bank was founded in 1909 and operates 28 branch locations in Bustleton, Dresher, Hatboro, Holland, Huntingdon Valley, Maple Glen, North Wales, Rhawnhurst, Roslyn Valley, Somerton, Southampton, Warminster (two), Willow Grove, Downingtown, Exton, Frazer, Thorndale, Westtown, Airport Village, Brandywine Square, Devon,
Kennett Square, Eagle, Coatesville, Avondale, Wayne and West Chester, Pennsylvania.

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Additional information is available at: www.willowfinancialbank.com.

Forward Looking Statements

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to Willow
Financial Bancorp, Inc. management's intentions, plans, beliefs, expectations or opinions. Forward-looking statements may be identified by the use of words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", "could", "may", "likely", "probably" or "possibly". These statements include, but are not limited to, statements regarding plans, objectives and expectations with respect to future operations and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Willow Financial Bancorp and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Actual results may differ materially from the anticipated results expressed in the forward-looking statements. Factors that may affect the Company's future operations are discussed in the documents filed by Willow Financial Bancorp with the Securities and Exchange Commission ("SEC") from time to time, including the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2006. Additional factors that may cause the results referenced in forward-looking statements to differ from actual results include general economic conditions and the interest rate yield curve, changes in deposit flows, changes in credit quality and legislative and regulatory changes, among other things. Copies of these documents may be obtained from Willow Financial Bancorp upon request without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. Willow Financial Bancorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.





























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